UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):August 26, 2026

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	88-1203639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, New York 10001
(Address of principal executive offices) (Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
6.25% Series D Mandatory Convertible Preferred Stock	KKR PR D	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange
6.875% Subordinated Notes due 2065	KKRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 26, 2026, KKR & Co. Inc. (the “Company”) entered into a Stipulation and Order (the “Stipulation”) with the Antitrust Division of the Department of Justice (the “Antitrust Division”) to resolve the Antitrust Division’s civil antitrust complaint (the “Complaint”), filed against the Company and its affiliates on January 14, 2025 in the U.S. District Court for the Southern District of New York, regarding certain premerger notification requirements under the Hart‐Scott‐Rodino Act of 1976 (“HSR”) for transactions entered into by affiliates of the Company in 2021 and 2022.

Pursuant to the Stipulation and contingent on a proposed final judgment (as described below) becoming effective, the Antitrust Division would release all defendants from claims made in the Complaint, and a subsidiary of the Company would pay $250.0 million to the Antitrust Division. Additionally, the Antitrust Division notified the Company that it has terminated all of its related investigations against the Company and its affiliates. The Stipulation and a proposed final judgment are to be filed with the U.S. District Court for the Southern District of New York. The proposed final judgment is subject to judicial approval under the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16, for the limited purpose of determining whether the proposed final judgment is in the public interest.

In connection with the above developments, the Company issued the following statement:

We have agreed to a civil settlement that fully resolves the litigations and all open investigations by the Antitrust Division of the U.S. Department of Justice regarding certain of our HSR filings from 2021 and 2022.  The civil penalty will have no financial impact on the firm, our funds, or any of our investors and will be fully reimbursed by outside law firms.

We strongly disagree with the Antitrust Division’s characterization of this matter.  We believe that our firm acted in good faith at all times under our prior filing process, and that it was consistent with industry practice. However, we determined that ongoing litigation would be a significant distraction for our organization, and we are pleased to put this behind us.

We will continue to conduct our business with integrity and in compliance with applicable laws, and we remain focused on generating positive outcomes for all our stakeholders in the years ahead.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The first two paragraphs under Item 7.01 above are hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: August 26, 2026	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Secretary